Exhibit 99.1
FOR IMMEDIATE RELEASE
BUSINESS OBJECTS REPORTS Q1 2006 RESULTS
Revenues Grew 12 Percent; 17 Percent in Constant Currencies
Americas Revenue Growth up 25 Percent Year-over-Year
Profitability Improvements Continue
SAN JOSE, Calif. and PARIS — April 26, 2006 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the first quarter ended March 31, 2006.
Total revenues for the first quarter of 2006 were $278 million, up 12 percent year-over-year (up 17 percent in constant currencies). License revenues for the first quarter of 2006 were $126 million, up 9 percent year-over-year (up 15 percent in constant currencies). Services revenues for the first quarter of 2006 were $152 million, up 14 percent year-over-year (up 19 percent in constant currencies).
Income from operations on a US GAAP basis for the first quarter of 2006 was $18 million, or 6 percent of total revenues. This includes stock-based compensation expense from FAS 123(R) for the first time this quarter. Income from operations on a non-GAAP basis for the first quarter of 2006 (excluding stock-based compensation expense and amortization of intangible assets) was $40 million, or 14 percent of total revenues.
US GAAP diluted net income per ordinary share and ADS for the first quarter of 2006 was $0.13 and non-GAAP diluted net income per ordinary share and ADS was $0.33.
All figures referred to herein are stated in US dollars unless otherwise indicated. First quarter and full year 2006 non-GAAP results, as defined below in the section “Use of non-GAAP Financial Measures” differ from results measured under US GAAP as they exclude $8.9 million of amortization of intangible assets and $13.4 million of stock-based compensation expense. A reconciliation of US GAAP to non-GAAP results is included at the end of this press release.
“Our solid revenue growth was driven by the sustained traction of BusinessObjects XI,” said John Schwarz, chief executive officer of Business Objects. “Equally important, we continued to improve our profitability, expanded our enterprise information management solutions, significantly grew our services business, strengthened our presence in the mid-market, and executed on our strategic financial goals.”
First Quarter 2006 Business Highlights
BusinessObjects XI Drives Continued Market Share Gains
•	Supported by the strong adoption of BusinessObjects XI, total revenue growth of 12 percent (up 17 percent in constant currencies) continues to outpace the growth of the overall business intelligence market and most competitors.

•	License revenues from BusinessObjects XI were $83 million for the first quarter of 2006 and represented two-thirds of total license revenues.

Business Objects Reports First Quarter 2006 Results

•	License revenues for BusinessObjects XI Release 2 have exceeded the first two quarters of the initial release of BusinessObjects XI.
Broad Customer Adoption Reflected in Key Wins
•	There were 9 license revenue transactions over $1 million in the first quarter of 2006, including 5 in the Americas and 4 in EMEA (Europe, Middle East and Africa).

•	Notable customer wins in the first quarter of 2006 included: Allina Health System, British Nuclear Group Limited, Fondiaria-Sai SpA, Genentech, Inc., Getronics N.V, LG Electronics, Inc., Northrop Grumman Corporation, NS Home Shopping, POSCO, Shaw Industries Group, Inc., SourceMedia, Inc., TMB Bank PCL, Unisys Coporation, U.S. Air Force, U.S. Army Contracting Agency (ACA), Xcel Energy, Yorkshire Building Society, Vodafone N.V., and Zions Bancorporation.
Revenue Growth Led by the Americas Region
•	Total revenues in the Americas for the first quarter of 2006 were $147 million, up 25 percent year-over-year.

•	Total revenues in EMEA for the first quarter of 2006 were $112 million, up 1 percent year-over-year (up 12 percent in constant currencies).

•	Total revenues in Asia-Pacific and Japan for the first quarter of 2006 were $19 million, down 2 percent year-over-year. With the recent additions of executive leadership, the company expects to see an improvement in growth and profitability in this important emerging market.
Solid Growth in all Business Lines
•	License revenues for core business intelligence applications were $105 million in the first quarter of 2006, up 4 percent year-over-year.

•	License revenues for enterprise performance management applications, including planning, budgeting, and executive dashboard solutions, were $14 million in the first quarter of 2006, up 72 percent year-over-year.

•	License revenues for enterprise information management solutions (EIM) were $7 million in the first quarter of 2006, up 14 percent year-over-year.

•	Maintenance revenues were $109 million in the first quarter of 2006, up 8 percent year-over-year. Maintenance renewals continue to demonstrate strong customer loyalty.

•	Global professional services revenues, including consulting and training, were $44 million in the first quarter of 2006, up 31 percent year-over-year.
Other Highlights
•	The OEM business grew 24 percent year-over-year in the first quarter of 2006, with 38 new OEM partners added this quarter. The company’s large network of partners provides unmatched reach in the industry and enables the delivery of highly targeted solutions for specific industries.

•	In April 2006, the company announced the availability of crystalreports.com, its new software as a service offering. With the launch of crystalreports.com and the company’s partnership with Salesforce.com to provide Crystal Reports in a hosted environment via AppExchange, Business Objects has established an early leadership position in on-demand BI. These offerings are part of an on-going commitment to develop innovative solutions for mid-market customers.

Business Objects Reports First Quarter 2006 Results

•	Our performance management business continues to be a source of growth for the company. As further commitment to growing this market, BusinessObjects™ Incentive Compensation Management (ICM) for financial services customers was made available on April 24, 2006. This new planning solution will enable financial services organizations to seamlessly link strategic plans to individual incentive compensation.
Addition of Firstlogic, Inc. Strengthens Enterprise Information Management Offering
•	On April 1, 2006, the company completed its acquisition of privately-held Firstlogic, Inc., a global provider of enterprise data quality software and services. By adding a best-of-breed data quality solution to its portfolio, Business Objects is providing customers with a complete enterprise information management (EIM) solution to form the trusted basis for enterprise BI and performance management deployments.

•	The acquisition was an all-cash transaction of approximately $69 million and will be accounted for under the purchase method of accounting.
First Quarter 2006 Financial Highlights
Company Continues to Benefit from Productivity Improvements
•	Income from operations on a US GAAP basis for the first quarter of 2006 was $18 million, or 6 percent of total revenue. On a US GAAP basis, income from operations includes stock-based compensation expense, which is required by FAS 123(R) for the first time this quarter.

•	Income from operations on a non-GAAP basis for the first quarter of 2006 (excluding stock-based compensation expense and amortization of intangible assets), was $40 million, or 14 percent of total revenues. Non-GAAP income from operations grew by 31 percent year-over-year, and non-GAAP operating margin is up two percentage points from 12 percent in the first quarter of fiscal 2005.

•	On a US GAAP basis, the effective tax rate for the first quarter of 2006 was 41%, as compared to 42% for the first quarter of 2005. On a non-GAAP basis, the effective tax rate was 28% for the first quarter of 2006, as compared to 37% for the first quarter of 2005.

•	US GAAP net income for the first quarter of 2006 was $12 million, or $0.13 per diluted ordinary share and ADS, as compared to $15 million, or $0.16 per diluted ordinary share, and ADS for the first quarter of 2005. The decrease in the first quarter of 2006 was down primarily due to the inclusion of stock-based compensation expense from FAS 123(R).

•	Non-GAAP net income for the first quarter of 2006 was $31 million, or $0.33 per diluted ordinary share and ADS, as compared to $22 million, or $0.24 per diluted ordinary share, and ADS for the first quarter of 2005.
Balance Sheet Strengthened
•	Total cash and investments (cash and cash equivalents, restricted cash, and short-term investments) were $474 million at March 31, 2006. The $93 million net increase in cash this quarter reflects approximately $88 million of cash provided from operations.

•	Deferred and long-term deferred revenues totaled $256 million at March 31, 2006, up 22 percent year-over-year and 23 percent from December 31, 2005.

Business Objects Reports First Quarter 2006 Results

Business Outlook
Business Objects offers the following guidance for the quarter ending June 30, 2006:
•	Total revenues are expected to range from $295 million to $300 million.

•	US GAAP diluted earnings per share are expected to range from $0.10 to $0.13.

•	Non-GAAP diluted earnings per share are expected to range from $0.30 to $0.33.
This second quarter US GAAP and non-GAAP guidance includes the dilutive impact of approximately ($0.03 to $0.04) per share due to including the operations of Firstlogic, acquired on April 1, 2006. The US GAAP numbers also include approximately ($0.02) of one time write off of in-process R&D and ($0.01) of amortization of intangible assets from this acquisition.
Non-GAAP diluted earnings per share for the quarter ending June 30, 2006, are expected to add back approximately $10 million of amortization of intangible assets, the $2 million of write off of in-process R&D, and approximately $11 million of stock based compensation expense, which is an increase of approximately $0.20 per share, after tax effect.
Business Objects offers the following guidance for the year ending December 31, 2006:
•	Total revenues are expected to range from $1.225 billion to $1.245 billion.

•	US GAAP diluted earnings per share are expected to range from $0.82 to $0.92.

•	Non-GAAP diluted earnings per share are expected to range from $1.55 to $1.65.
This full year 2006 US GAAP and non-GAAP guidance includes the nine month impact of approximately $20 million of revenue and ($0.00) per share, or break-even operations, due to the inclusion of Firstlogic, acquired on April 1, 2006. The US GAAP numbers also include approximately ($0.02) of one time write off of in-process R&D and ($0.03) of amortization of intangible assets from this acquisition.
Non-GAAP diluted earnings per share for the year ending December 31, 2006, are expected to add back approximately $38 million of amortization of intangible assets, $2 million of write off of in-process R&D, and $50 million of stock based compensation expense, which is an increase of approximately $0.73 per share, after tax effect.
The above guidance includes stock based compensation expense from the application of FAS 123(R). This stock based compensation expense of approximately $11 million in the quarter ended June 30, 2006, and $50 million for the full year 2006, includes the impact of options assumed in prior acquisitions, as well as prior employee grants, and estimated employee grants for the current year. These expenses are based on estimates, including future stock price, employee turnover, growth in new employees, grants to current and new employees, stock volatility, and future interest rates.
The outlook for the quarter ending June 30, 2006 and full year 2006 assumes a US dollar to euro exchange rate of $1.22 per €1.00, a US dollar to Canadian dollar exchange rate of $0.88 per CDN $1.00 and an effective US GAAP tax rate of 40 percent, and a non-GAAP tax rate of 30 percent.

Business Objects Reports First Quarter 2006 Results

The above information concerning our forecast for the second quarter and full year 2006 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the first quarter of 2006 on April 26, 2006. The call will begin at 2:00 p.m. PT (5:00 p.m. New York, 11:00 p.m. Paris, 10:00 p.m., London). The call-in numbers are (800) 399-7988 for North America and (706) 634-5428 for Europe and Asia with ID #7608819. The conference call also will be webcast live, and can be accessed on the company’s IR website at www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by EuronextTM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions and the accounting for business combinations.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2005 on April 24, 2006 under the registration number R.06-038, which included its consolidated financial statements for the year ended on December 31, 2005. The Document de Référence 2005 includes the consolidated information that Business Objects expects to publish on April 26, 2006 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France. In addition, the Company expects to publish the revenues for its first quarter 2006 in accordance with IFRS in the BALO in France in May 2006.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income, and earnings per share information for the first quarter and full year included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include a write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring charges. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other

Business Objects Reports First Quarter 2006 Results

changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With more than 35,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects™ XI, offers the BI industry’s most advanced and complete platform for performance management, planning, reporting, query and analysis, and data integration. BusinessObjects XI includes Crystal Reports(R), the industry standard for enterprise reporting. Business Objects has built the industry’s strongest and most diverse partner community, and also offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company’s expected growth and profitability in Asia-Pacific and Japan, the company’s licensing and adoption of its BusinessObjects XI products, the integration of recent acquisitions, the market adoption of CrystalReports.com, the company’s expected financial performance for the second quarter and full year 2006 and the company’s product and business strategies. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly and yearly operating results; the company’s ability to sustain or increase its profitability; the company’s ability to attract and retain customers for BusinessObjects XI; the enterprise performance management products and CrystalReports.com; the company’s ability to issue new releases of its products, including those acquired from Firstlogic, Inc.; the company’s ability to successfully integrate Firstlogic, Inc. and its other recent acquisitions; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; risks related to the company’s integration of past and future acquisitions; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the Business Intelligence software market; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2005 which is on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any

Business Objects Reports First Quarter 2006 Results

obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.
BUSINESS OBJECTS CONTACTS:
John Ederer
Vice President of Investor Relations
+1 408 953 6064
jederer@businessobjects.com
Nicole Noutsios
U.S. Investor Relations
+1 408 953 6339
nicole.noutsios@businessobjects.com
Anne Guimard
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

Business Objects Reports First Quarter 2006 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
Revenues:
Net license fees	$125,894	$115,151
Services	152,377	133,624

Total revenues	278,271	248,775
Cost of revenues:
Net license fees	7,976	7,168
Services	60,767	51,381

Total cost of revenues	68,743	58,549

Gross profit	209,528	190,226
Operating expenses:
Sales and marketing	117,500	103,722
Research and development	43,737	40,274
General and administrative	30,363	24,813

Total operating expenses	191,600	168,809

Income from operations	17,928	21,417
Interest and other income (expense), net	2,855	4,400

Income before provision for income taxes	20,783	25,817
Provision for income taxes	(8,446)	(10,811)

Net income	$12,337	$15,006

Basic net income per ordinary share and ADS	$0.13	$0.17

Diluted net income per ordinary share and ADS	$0.13	$0.16

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	92,552	89,424

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	95,333	91,184

Business Objects Reports First Quarter 2006 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$425,749	$332,777
Restricted cash	22,174	22,157
Short-term investments	4,954	4,651
Accounts receivable, net	247,462	265,672
Deferred tax assets	13,559	13,605
Prepaid and other current assets	67,266	60,880

Total current assets	781,164	699,742

Goodwill	1,166,400	1,166,043
Other intangible assets, net	102,836	110,512
Property and equipment, net	76,486	74,116
Deposits and other assets	32,449	34,945
Long-term restricted cash	21,033	20,858
Long-term deferred tax assets	19,481	17,142

Total assets	$2,199,849	$2,123,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,550	$45,777
Accrued payroll and related expenses	66,686	83,332
Income taxes payable	83,759	79,820
Deferred revenues	248,337	201,788
Other current liabilities	70,565	72,098
Escrows payable	21,742	21,728

Total current liabilities	539,639	504,543

Long-term escrows payable	11,079	10,902
Other long-term liabilities	8,133	8,871
Long-term deferred tax liabilities	2,493	2,853
Long-term deferred revenues	8,118	6,734

Total liabilities	569,462	533,903

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,440	10,359
Additional paid-in capital	1,232,473	1,217,473
Treasury and Business Objects Option LLC shares	(4,214)	(3,223)
Retained earnings	354,682	342,345
Unearned compensation	—	(12,243)
Accumulated other comprehensive income	37,006	34,744

Total shareholders’ equity	1,630,387	1,589,455

Total liabilities and shareholders’ equity	$2,199,849	$2,123,358

Business Objects Reports First Quarter 2006 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
Operating activities:
Net income	$12,337	$15,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	7,881	8,830
Amortization of other intangible assets	8,869	8,133
Stock-based compensation expense	13,410	1,217
Excess tax benefits from stock-based compensation	(2,422)	—
Loss on retirements of property and equipment	64	—
Deferred income taxes	(2,835)	10
Changes in operating assets and liabilities:
Accounts receivable, net	20,800	61,048
Prepaid and other current assets	(5,826)	(3,286)
Deposits and other assets	2,516	3,736
Accounts payable	2,391	4,583
Accrued payroll and related expenses	(17,607)	(20,560)
Income taxes payable	6,163	(6,140)
Deferred revenues	46,416	12,513
Other liabilities	(3,888)	(9,777)
Short-term investments classified as trading	(302)	66

Net cash provided by operating activities	87,967	75,379

Investing activities:
Purchases of property and equipment	(10,018)	(7,480)
Other activities	—	27

Net cash used in investing activities	(10,018)	(7,453)

Financing activities:
Issuance of shares	11,820	12,277
Excess tax benefits from stock-based compensation	2,422	—

Net cash provided by financing activities	14,242	12,277

Effect of foreign exchange rate changes on cash and cash equivalents	781	842

Net increase in cash and cash equivalents	92,972	81,045
Cash and cash equivalents, beginning of the period	332,777	293,485

Cash and cash equivalents, end of the period	$425,749	$374,530

Business Objects Reports First Quarter 2006 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Three Months Ended March 31, 2006
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization	Add back:
		of intangible	Stock-based	Non-GAAP
	US GAAP	assets	compensation	Results
Revenues:
Net license fees	$125.9			$125.9
Services	152.4			152.4

Total revenues	278.3	—	—	278.3
Cost of revenues:
Net license fees	8.0	(6.0)		2.0
Services	60.8	(2.5)	(1.4)	56.9

Total cost of revenues	68.8	(8.5)	(1.4)	58.9

Gross margin	209.5	8.5	1.4	219.4

Gross margin %	75%			79%

Operating expenses:
Sales and marketing	117.5	(0.4)	(3.5)	113.6
Research and development	43.7		(1.8)	41.9
General and administrative	30.4		(6.7)	23.7

Total operating expenses	191.6	(0.4)	(12.0)	179.2

Income from operations	17.9	8.9	13.4	40.2
Interest and other income (expense), net	2.9			2.9

Income before provision for income taxes	20.8	8.9	13.4	43.1
Provision for income taxes	(8.5)			(12.0)

Net income	$12.3			$31.1

Basic net income per ordinary share and ADS	$0.13			$0.34

Diluted net income per ordinary share and ADS	$0.13			$0.33

Business Objects Reports First Quarter 2006 Results

BUSINESS OBJECTS S.A.
Q1 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1

SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$115.2	$124.9	$120.3	$155.3	$515.7	$125.9
Maintenance	100.1	100.7	103.5	107.8	412.1	108.6
Consulting and training	33.5	36.8	37.6	41.5	149.4	43.8

Total revenues	248.8	262.4	261.4	304.6	1,077.2	278.3

Total expenses
Cost of net license fees	1.7	1.9	2.0	2.0	7.6	2.0
Cost of services revenues	48.9	50.3	52.3	55.0	206.5	56.9
Sales and marketing	103.2	104.3	102.8	121.6	431.9	113.6
Research and development	40.0	40.1	40.2	41.1	161.4	41.9
General and administrative	24.4	21.9	22.2	25.7	94.2	23.7
Amortization of intangible assets	8.1	7.9	10.2	10.1	36.3	8.9
Stock-based compensation (1)	1.2	1.1	1.6	3.1	7.0	13.4
Restructuring costs	(0.1)	—	—	0.3	0.2	—

Total expenses	227.4	227.5	231.3	258.9	945.1	260.4

Income from operations	21.4	34.9	30.1	45.7	132.1	17.9

Interest and other income (expense), net	4.4	3.2	2.9	3.9	14.4	2.9
Income before provision for income taxes	25.8	38.1	33.0	49.6	146.5	20.8
Provision for income taxes	(10.8)	(15.0)	(13.4)	(14.7)	(53.9)	(8.5)
Effective tax rate	42%	39%	41%	30%	37%	41%

Net income	15.0	23.1	19.6	34.9	92.6	12.3

Net income per ordinary share and ADS
Basic	0.17	0.26	0.22	0.38	1.02	0.13
Diluted	0.16	0.25	0.21	0.37	1.00	0.13
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	89,424	90,030	90,552	91,588	90,405	92,552
Diluted	91,184	92,089	93,455	95,086	93,036	95,333

Amortization of intangible assets
Cost of net license fees	5.5	5.3	5.2	6.1	22.1	6.0
Cost of services revenues	2.3	2.3	2.3	2.5	9.4	2.5
Sales and marketing	—	—	0.3	0.3	0.6	0.4
Research and development	—	—	2.4	1.2	3.6	—
General and administrative	0.3	0.3	—	—	0.6	—

Total	8.1	7.9	10.2	10.1	36.3	8.9

Stock-based compensation (1)
Cost of services revenues	0.2	0.2	0.2	0.2	0.8	1.4
Sales and marketing	0.5	0.5	0.5	0.4	1.9	3.5
Research and development	0.3	0.3	0.3	0.3	1.2	1.8
General and administrative	0.2	0.1	0.6	2.2	3.1	6.7

Total	1.2	1.1	1.6	3.1	7.0	13.4

Non-GAAP income from operations (2)	30.6	43.9	41.9	59.2	175.6	40.2

% of total revenues	12%	17%	16%	19%	16%	14%
Interest and other income (expense), net	4.4	3.2	2.9	3.9	14.4	2.9
Income before provision for income taxes	35.0	47.1	44.8	63.1	190.0	43.1

Provision for income taxes	(12.9)	(17.4)	(17.0)	(22.7)	(70.0)	(12.0)
Effective tax rate	37%	37%	38%	36%	37%	28%

Non-GAAP net income	22.1	29.7	27.8	40.4	120.0	31.1

% of total revenues	9%	11%	11%	13%	11%	11%
Non-GAAP net income per ordinary share and ADS
Basic	0.25	0.33	0.31	0.44	1.33	0.34
Diluted	0.24	0.32	0.30	0.42	1.29	0.33

(1)	In fiscal 2005, represents stock-based compensation expense recorded in accordance with APB 25. In fiscal 2006, represents stock-based compensation expense recorded in accordance with FAS 123R.

(2)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, non-cash stock-based compensation expense, and restructuring costs.

Business Objects Reports First Quarter 2006 Results

BUSINESS OBJECTS S.A.
Q1 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information) (Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1
REVENUE ANALYSIS

Total revenues by geography

Americas	$118.1	$123.6	$137.6	$166.7	546.0	$147.2
EMEA	111.2	116.5	104.9	117.7	450.3	$112.0
Asia Pacific, including Japan	19.5	22.3	18.9	20.2	80.9	$19.1

Total	$248.8	$262.4	$261.4	$304.6	$1,077.2	$278.3

Analysis of currency impact (year-over-year)

Reported revenue growth rate	15%	18%	19%	14%	16%	12%
Constant currency growth rate	11%	15%	18%	19%	16%	17%

Impact of foreign currency on growth rate	3%	3%	1%	-5%	1%	-5%

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1
LICENSE REVENUE ANALYSIS

License revenues by channel
Direct	47%	49%	48%	59%	51%	54%
Indirect	53%	51%	52%	41%	49%	46%

Total	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	9	13	10	14	46	9
$200 thousand to $999 thousand	101	96	121	147	465	104

	Fiscal 2005				Fiscal 2006
	Q1	Q2	Q3	Q4	Q1

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$392	$384	$369	$380	$474
DSO (Days sales outstanding)	66	72	69	79	80

HEADCOUNT

Total headcount	3,944	4,039	4,320	4,418	4,484